DEVELOPMENT AGREEMENT


    This is a Development Agreement (`Agreement'') made in Fort Lauderdale, Florida, by and between ARBY'S, INC., a Delaware corporation with its principal office at 1000 Corporate Drive, Fort Laud., Florida 33334 (`Arby's), and Sybra, Inc., a Michigan corporation with its principal office located at 8300 Dunwoody Place, Suite 3000, Atlanta, Georgia, 30350 (`Developer'').

     WHEREAS, Arby's owns a number of trademarks and service marks, including the trademark `ARBY'S,'' and is a franchisor of Arby's Restaurants, which serve roast beef sandwiches and other food items; and

     WHEREAS, Developer desires the exclusive rights to develop Arby's Restaurants within the geographic area specified in this Development Agreement for the limited term of this Agreement; and

     WHEREAS, Arby's is willing to grant such rights in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, it is mutually agreed as follows:

     1 . GRANT.  Arby's hereby grants to Developer during the term of this

Development Agreement and subject to the conditions hereof the exclusive right to develop Arby's Restaurants in the limited geographical area identified and set forth in Exhibit A hereto, exclusive of any Unit Trading Area or Protected Area located therein as defined in any License or Franchise Agreements currently issued to other parties; this geographical area shall be referred to as the `Territory.'' The operation of the restaurants developed pursuant to this Agreement will be governed by individual License Agreements issued by Arby's in accordance with Section 11 below. So long as Developer is in compliance with the terms and conditions of this Agreement, Arby's will not license others to operate, nor will it itself operate, any new or additional Arby's Restaurants in the Territory during the term of this Agreement

     2.   TERM.  Unless earlier terminated pursuant to Section 13, this

Development Agreement shall expire five (5) years from the date of execution of this Agreement by Arby's or upon the execution by Arby's of the License Agreement for the last of the restaurants specified in Exhibit B (the `Development Schedule''), whichever first occurs.

     3.   DEVELOPMENT FEE.  Upon execution of this Development Agreement,

Developer shall pay to Arby's a fee of $250,000 (the `Development Fee''). This fee represents $140,000 payable upon execution of this Development Agreement and $110,000 credit applied from the Consolidation of Development Agreement letter dated August 20, 1992. This Development Fee shall be fully earned by Arby's in consideration of its execution of this Agreement and shall be non-refundable. However, Arby's shall credit $10,000 of the Development Fee toward payment of the License Fee for each of the first twenty five (25) License Agreements issued to Developer pursuant to this Development Agreement provided that the applicable restaurants are constructed and opened in accordance with the Development Schedule.

     4.   DEVELOPMENT SCHEDULE.  Developer shall open and continuously operate properly licensed Arby's Restaurants in accordance with the Development Schedule set forth in Exhibit B. In the event that Developer opens and continuously operates a greater number of Arby's Restaurants than required during any interim period of the Development Schedule, the requirements of the succeeding period(s) shall be deemed satisfied to the extent of such excess number of restaurants, up to the total number of restaurants specified in the Development Schedule.

     5.   LOCATION OF RESTAURANTS.  Developer is responsible for locating proposed sites within the Territory for each of the restaurants contemplated in the Development Schedule; during the term of this Agreement, Developer shall use its best efforts to locate suitable sites. Arby's may in its discretion offer counseling and advice in site selection. In no event, however, shall Arby's be obligated to loan money, guarantee leases, provide financing or otherwise become directly involved and/or obligated to Developer or to any third party in respect of such site selection or development; these activities and undertakings shall be the exclusive responsibility of Developer, financially and otherwise.

     6.   SITE ACCEPTANCE.  Upon selection by Developer of a proposed site for a restaurant, Developer promptly shall submit to Arby's such specific site data and demographic and other information concerning the site as may be reasonably required by Arby's, utilizing such forms as may be required by Arby's. Arby's shall either accept or reject such site in accordance with Arby's then-current site selection policies and procedures. To be effective, any acceptance must be in writing. Developer understands and acknowledges that Arby's may reject any proposed site, in which event Developer will not proceed at the rejected site, but will seek to locate an acceptable site. The acquisition in any manner of any proposed site prior to acceptance by Arby's shall be at the sole risk and responsibility of Developer and shall not obligate Arby's in any way to accept same.

     7.   DISCLAIMER.  In executing this Development Agreement, accepting a proposed site, giving approvals or advice or providing services or assistance in connection with this Development Agreement, Arby's does not guarantee the suitability of an accepted site or the success of any Arby's restaurant established at such site. Arby's expressly disclaims any warranties, express or implied, with respect to the suitability of any site or the success of any restaurant. Developer understands and acknowledges that the suitability of a site and the success of any restaurant depend on many factors outside the control of either Arby's or Developer (such as interest rates, unemployment rates, demographic trends and the general economic climate), but principally depend on Developer's efforts in the operation of the restaurant.

     8.   LOCATION REQUIREMENTS.  As a condition for accepting a proposed site,

Arby's may require Developer to negotiate a lease or sales contract that includes certain terms regarding duration or other specified matters. Developer understands and acknowledges that a site acceptance may be conditioned on such matters and that if Developer does not wish to, or cannot, satisfy the pertinent conditions within a reasonable time, the site will be deemed rejected.

    9.    CONSTRUCTION.  Upon receiving acceptance for a proposed site,

Developer shall proceed promptly to secure control of the accepted site and to obtain necessary zoning and building approvals and permits. Arby's will provide generic plans for the Arby's-approved building, including specifications for fixtures, furnishings, signs and equipment. Developer must hire an architect and general contractor to adapt these generic plans to the accepted site and must submit proposed final working plans to Arby's for approval within the time limits set by Arby's. Developer shall not proceed with construction or remodeling until Developer has received Arby's written approval of the final working plans. Developer shall ensure that the building is constructed or remodeled in accordance with the final working plans and specifications designated and approved by Arby's. Developer will allow Arby's to make periodic inspections and will provide such periodic progress reports as may be requested by Arby's.

     10.  TRAINING.  Unless Developer already is operating at least one Arby's restaurant, Developer, a partner of Developer if Developer is a partnership, or the majority shareholder of Developer if Developer is a corporation, must complete Arby's New Owner's Training Program prior to issuance of the License Agreement for the first restaurant set forth in the Development Schedule. In addition, if Developer is not operating any Arby's restaurants prior to issuance of the License Agreement for the first restaurant set forth in the Development Schedule, two representatives of Developer must attend and be certified at Arby's Restaurant Management Training Program prior to issuance of the License Agreement for the first restaurant under the Development Schedule, another representative of Developer must attend and be certified prior to issuance of the License Agreement for the second restaurant under the Development Schedule, and Arby's in its sole discretion and prior to issuance of any further License Agreements for additional restaurants may require additional representatives of Developer to attend and be certified at the Restaurant Management Training Program or complete another comparable program approved in advance by Arby's.
If Developer is an individual who intends to participate in the daily operation of the restaurant, or if Developer includes a partner or shareholder who intends to participate in the daily operation of the restaurant, that person must attend and be certified at the Restaurant Management Training Program as one of Developer's first two representatives. If Developer already is operating one, but only one, Arby's restaurant prior to issuance of the License Agreement for the first restaurant under the Development Schedule, one additional representative of Developer must attend and be certified at the Restaurant Management Training Program prior to issuance of the License Agreement for the first restaurant under the Development Schedule, and Arby's in its sole discretion and prior to issuance of any further License Agreements for additional restaurants may require additional representatives of Developer to attend and be certified at the Restaurant Management Training Program or complete another comparable program approved in advance by Arby's. If Developer already is operating two or more Arby's restaurants prior to issuance of the License Agreement for the first restaurant under the Development Schedule, Arby's in its sole discretion and prior to issuance of any License Agreement under the Development Schedule, may require an additional representative to attend and be certified at the Restaurant Management Training Program or complete another comparable training program approved in advance by Arby's. Arby's will pay tuition for training at the New Owner's Training Program and the Restaurant Management Training Program; all other expenses shall be the sole responsibility of Developer.

     11.  LICENSE AGREEMENT.  No Arby's Restaurant may be opened or operated by

 Developer under any circumstances until the required License Fee has been paid and the License Agreement for such location has been executed by Arby's. The License Fee shall be thirty-seven thousand and five hundred dollars ($37,500) for Developer's first License Agreement, and twenty-five thousand dollars ($25,000) for each subsequent License Agreement. The License Fee for each License Agreement must be paid at least thirty (30) days prior to scheduled execution of the Agreement. All License Agreements issued pursuant to this Development Agreement will contain generally the same terms and conditions as are being offered to other licensees similarly situated at time of issuance, including without limitation those terms and conditions pertaining to royalties and other fees and duration of the Agreement; as a condition of Arby's execution of such License Agreement, Arby's may require Optionee or its principles to execute a personal guarantee, letter of credit or corporate guarantee to secure payment of royalties and other fees required to be paid under the License Agreement. Developer shall comply with Arby's then-current franchising policies and procedures for issuance of the License Agreements. Arby's shall be under no obligation to execute and issue a License Agreement if Developer is in breach or default of any other License or Franchise Agreement between Arby's and Developer, or if Developer is not eligible for expansion pursuant to Arby's then-current criteria for expansion. In addition, Arby's shall be under no obligation to execute and issue a License Agreement unless Developer has complied in a timely manner with all terms and conditions of this Development Agreement and has satisfied all requirements set forth herein (including construction and training requirements) with respect to the pertinent accepted site. If and when a License Agreement is executed by Arby's, it shall govern the relations between the parties with respect to the pertinent restaurant.

     12.  NO RIGHT TO OPERATE OR USE TRADEMARKS.  Developer acknowledges that until a License Agreement has been issued for a specified site, Developer shall not have or be entitled to exercise any of the rights, powers and privileges granted by the License Agreement, including without limitation the right to use Arby's trademarks, service marks and trade names; that the execution of this Development Agreement shall not be deemed to grant any such rights, powers or privileges to Developer, and that Developer may not under any circumstances commence operation of any Arby's restaurant prior to execution by Arby's of a License Agreement for the pertinent location.

     13.  TERMINATION.  This Agreement shall terminate immediately and without notice to either party upon:

          (a)  the death of Developer, if Developer is an individual; or

          (b) the commencement of any proceedings by or against Developer under the Bankruptcy Act, under any Chapter thereof or amendment thereto, or under any other insolvency act, whether federal or state; the appointment of any trustee or receiver for the business or property of Developer, or any assignment by Developer for the benefit of creditors.

     Arby's shall have the right at its election to terminate this Agreement immediately upon notice to Developer, upon the occurrence of any of the following

          (a)  failure to comply with the Development Schedule;

          (b) the attempted assignment of this Agreement without the prior written approval of Arby's;

          (c) if Developer is a corporation or a partnership, the transfer of any of the capital stock or partnership interest involving 25% or more of such corporation or partnership during the term of this Agreement without the prior written approval of Arby's, which approval will not be unreasonably withheld, subject to the transfer provisions under the current form License Agreement;
          (d) the discovery by Arby's of any material misrepresentation in any of the information or documents submitted to Arby's by or on behalf of Developer,

          (e) any violation by Developer of any of the provisions of this Agreement or

          (f) the termination by Arby's of any License or Franchise Agreement or other agreement between Arby's and Developer or Developer's failure to cure a default under any other agreement between Arby's and Developer within the time specified by Arby's.

     For purposes of Sections 11 and 13 herein, any License or Franchise Agreements issued to Developer, any affiliated company of Developer or any corporation, partnership or joint venture (or their affiliates) in which Developer or any stockholder, partner or joint venture of Developer, direct or indirect, has any interest of ownership or participation, regardless of location, shall be deemed an Agreement between Arby's and Developer.

     14.  EFFECT OF EXPIRATION OR TERMINATION.  Upon expiration or completion of this Development Agreement, or upon termination for any reason, the rights granted to Developer pursuant to Section 1 of this Development Agreement shall be extinguished immediately. Unless the parties have executed a new development agreement, Arby's thereafter shall have the right to operate or permit others to operate Arby's Restaurants within the Territory, except as limited by the Unit Trading Area or Protected Area provisions of any then-effective License or Franchise Agreements.

     15.  CONFIDENTIALITY.  At all times during the term of this Agreement and after termination of this Agreement for any reason, Developer (and if a corporation or partnership, its shareholders, directors, and officers or partners, as individuals) shall not divulge, disclose or communicate, directly or indirectly, to any other person or entity any confidential or proprietary information or knowledge obtained from Arby's.

     16.  ASSIGNMENT.  This Agreement shall inure to the benefit of and be binding upon Arby's, its successors and assigns. However, neither this Agreement nor any of Developer's rights hereunder shall be assignable or transferable by Developer, directly or indirectly, by operation of law or otherwise. without prior written approval from Arby's.

     17.  NEW DEVELOPMENT AGREEMENT.  If Developer wishes to negotiate a new development agreement with Arby's with respect to further development of Arby's Restaurants in the Territory, Developer must so advise Arby's in writing sixty
(60) days before the expiration date of this Development Agreement or sixty (60) days before the anticipated date of execution of the License Agreement for the final restaurant under the Development Schedule in Exhibit B. Subject to receipt of such notice and so long as this Development Agreement is in effect and Developer is not and has not been in default under this Development Agreement or any License or Franchise Agreement or other agreement with Arby's, Arby's then will negotiate in good faith with Developer with respect to a new development agreement during the remainder of the term of this Development Agreement

     18.  GOVERNING LAW -AND FORUM SELECTION.  This Agreement shall be governed,

construed and interpreted in accordance with the laws of the State of Florida. In the event of any dispute concerning the parties' rights or obligations under this Agreement, Developer agrees to file any suit against Arby's only in the federal or state court having jurisdiction where Arby's principal office is then located.

     19.  DEVELOPER'S ACKNOWLEDGMENTS Developer understands and acknowledges that there are significant risks in any business venture and that the primary factor in Developers success or failure under this agreement will be Developer's own efforts. In addition, Developer acknowledges that Arby's and its representatives have made no representations to Developer other than or inconsistent with the matters set forth in the Franchise Offering Circular provided to Developer and that Developer has undertaken this venture solely in reliance upon the matters set forth in the Franchise Offering Circular and Developer's own independent investigation of the merits of this venture.

     20.  ENTIRE AGREEMENT. This Development Agreement contains the entire agreement between the parties and shall not be modified except by a written document executed by both parties.
WITNESS:                               DEVELOPER:  SYBRA, INC.




/S/ Carolyn Berkowitz                  /s/ Charles N. Hyslop

                                       Charles N. Hyslop
                                       President

                                       Date:  11/11/96

WITNESS:                               ARBY'S, INC.




/s/ Charlotte Kozeal                   /s/ Kenneth N. Fischer

                                       Kenneth N. Fischer
                                       Vice President, Finance
                                       Controller

                                       Date: 11/13/96




                                   EXHIBIT A
                                   TERRITORY

                      The following Pennsylvania Counties:

                                  ADAMS COUNTY

                                 DAUPHIN COUNTY
             Excluding the Unit Trade Areas of the following units:
         Unit # 5140 located at 4310 Union Deposit Road, Harrisburg, PA
          Unit #5350 located at 244 Strawberry Square, Harrisburg, PA

                               CUMBERLAND COUNTY
                                 JUNIATA COUNTY
                                LANCASTER COUNTY
                                 LEBANON COUNTY
                                 MIFFLIN COUNTY
                                  PERRY COUNTY

                                  YORK COUNTY
         Excluding the following Unit Trade Area of the following unit:
              Unit # 5889 located at 2899 Whiteford Road, York PA

                 (Harrisburg - Lancaster - Lebanon - York DMA)

         Arby's will grant to SYBRA the NON-EXCLUSIVE right to develop
   15 new restaurants in the following DMA's subject to Arby's accepting the proposed sites:

                              Dallas-Ft Worth DMA
                                    Detroit

                             Flint-Saginaw-Bay City

                      Grand Rapids-Kalamazoo-Battle Creek

                                    Lansing

                                  Philadelphia

                                ACKNOWLEDGED AND APPROVED


                                /s/ Charles H. Hyslop       (Developer)

                                /s/ Kenneth C. Fischer       (Arby's)



                                    EXHIBIT B
                               DEVELOPMENT SCHEDULE

1. Four (4) licensed, open and operating Arby's Restaurant(s) on or before December 31, 1997 to be opened in the following Territories:
    *Harrisburg DMA          Other DMA             TOTAL

           2                     3                   5

2. Six (6) additional licensed, open and operating Arby's Restaurant(s) on or before December 31, 1998 for a cumulative total of ten (10) Restaurants in the Territory.

    *Harrisburg DMA          Other DMA             TOTAL

           2                     3                   5

3. Five (5) additional licensed, open and operating Arby's Restaurant(s) on or before December 31,1999 for a cumulative total of fifteen (15) Restaurants in the Territory.
    *Harrisburg DMA          Other DMA             TOTAL

           2                     3                   5

4. Five (5) additional licensed, open and operating Arby's Restaurant(s) on or before December 31, 2000 for a cumulative total of twenty (20) Restaurants in the Territory.
    *Harrisburg DMA          Other DMA             TOTAL

           2                     3                   5

5. Five (5) additional licensed, open and operating Arby's Restaurant(s) on or before December 31, 2001 for a cumulative total of twenty-five (25) Restaurants in the Territory.
    *Harrisburg DMA          Other DMA             TOTAL

           2                     3                   5

*Harrisburg-Lancaster-Lebanon-York DMA as defined on Exhibit `A''.


                                ACKNOWLEDGED AND APPROVED


                                /s/ Charles H. Hyslop       (Developer)